CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-02 CUSIP #126691

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691



                                                                          Distribution Date             11/25/96

                                                                                SINGLE               TOTAL
4.04(i) Reduction of the Stated Amount of Certificates                         CERTIFICATE             AMOUNT
                  Class A-1 Certificates            XE9                           $17.10138454       $208,619.79
                  Class A-2 Certificates            XF6                           $25.01492413       $885,253.15
                  Class A-3 Certificates            XG4                            $0.00000000             $0.00
                  Class A-4 Certificates            XH2                           $17.10138414       $531,151.89
                  Class A-5 Certificates            XJ8                            $0.00000000             $0.00
                  Class A-6 Certificates            XK5                            $0.00000000             $0.00
                  Class A-7 Certificates            XL3                            $0.00000000             $0.00
                  Class A-8 Certificates            XM1                            $0.00000000             $0.00
                  Class A-9 Certificates            XN9                            $0.65543459         $6,658.56
                  Class A-10 Certificates           XP4                            $0.65543396         $3,994.87
                  Class PO Certificates             XQ2                            $1.02825289           $971.95
                  Class X Certificates (Notional)   XR0                                    N/A               N/A
                  Class AR Certificates             XS8                            $0.00000000             $0.00
                  Class B-1 Certificates            XT6                            $0.65543498         $2,132.13
                  Class B-2 Certificates            XU3                            $0.65543379         $1,866.02
                  Class B-3 Certificates            XV1                            $0.65543716           $959.56
                  Class B-4 Certificates            XW9                            $0.65543033           $639.70
                  Class B-5 Certificates            XX7                            $0.65545082           $159.93
                  Class B-6 Certificates            XY5                            $0.65543691           $374.21

                                                                        Total Amount                1,642,781.76

      Aggregate amount of any Principal Prepayments                1,536,166.00

                                                     SINGLE           TOTAL
4.04(ii) Amounts distributed representing interest   CERTIFICATE       AMOUNT
                  Class A-1 Certificates            $6.42895155    $78,426.78
                  Class A-2 Certificates            $5.79451440   $205,062.07
                  Class A-3 Certificates            $5.83333354    $95,526.67
                  Class A-4 Certificates            $4.98243730   $154,749.52
                  Class A-5 Certificates            $2.48344184    $77,133.22
                  Class A-6 Certificates            $6.45833314    $54,437.29
                  Class A-7 Certificates            $6.45833353    $55,806.46
                  Class A-8 Certificates            $6.45833326   $155,264.79
                  Class A-9 Certificates            $6.44589625    $65,483.86
                  Class A-10 Certificates           $6.44589664    $39,287.74
                  Class PO Certificates             $0.00000000         $0.00
                  Class X Certificates (Notional)   $0.41742570    $51,797.86
                  Class AR Certificates             $0.00000000         $0.00
                  Class B-1 Certificates            $6.44589610    $20,968.50
                  Class B-2 Certificates            $6.44589744    $18,351.47
                  Class B-3 Certificates            $6.44567623     $9,436.47
                  Class B-4 Certificates            $6.44589139     $6,291.19
                  Class B-5 Certificates            $6.44590164     $1,572.80
                  Class B-6 Certificates            $6.44589741     $3,680.17

                                     Total Amount                1,093,276.86

4.04(iii) Amount of shortfall which is less than the full amount that would be distributed:
           Principal                                                    0.00
           Interest                                                     0.00

                                                    ORIGINAL                    SINGLE          TOTAL
4.04(iv) Stated Amount of Certificates after this   BALANCE                  CERTIFICATE        AMOUNT
         Distribution
                  Class A-1 Certificates                $12,199,000.00           $978.34915813    $11,934,881.38
                  Class A-2 Certificates                $35,389,000.00           $968.33038995    $34,268,244.17
                  Class A-3 Certificates                $16,376,000.00         $1,000.00000000    $16,376,000.00
                  Class A-4 Certificates                $31,059,000.00           $978.34915805    $30,386,546.50
                  Class A-5 Certificates                $31,059,000.00           $978.34915805    $30,386,546.50
                  Class A-6 Certificates                 $8,429,000.00         $1,000.00000000     $8,429,000.00
                  Class A-7 Certificates                 $8,641,000.00         $1,000.00000000     $8,641,000.00
                  Class A-8 Certificates                $24,041,000.00         $1,000.00000000    $24,041,000.00
                  Class A-9 Certificates                $10,159,000.00           $997.41876956    $10,132,777.28
                  Class A-10 Certificates                $6,095,000.00           $997.41876948     $6,079,267.40
                  Class PO Certificates                    $945,244.12           $996.33770798       $941,782.36
                  Class X Certificates (Notional)      $124,088,814.09           $983.98429629   $122,101,444.41
                  Class AR Certificates                        $100.00             $0.00000000             $0.00
                  Class B-1 Certificates                 $3,253,000.00           $997.41876729     $3,244,603.25
                  Class B-2 Certificates                 $2,847,000.00           $997.41877415     $2,839,651.25
                  Class B-3 Certificates                 $1,464,000.00           $997.41876366     $1,460,221.07
                  Class B-4 Certificates                   $976,000.00           $997.41877049       $973,480.72
                  Class B-5 Certificates                   $244,000.00           $997.41872951       $243,370.17
                  Class B-6 Certificates                   $570,932.14           $997.41876504       $569,458.43

                                                                        Total Amount              160,561,283.98

4.04(v)  The Pool Stated Principal Balance for the following Distribution Date:
                                                                 160,561,284.02

4.04(vi) Senior Percentage for the following Distribution Date     83.50498248%
         Subordinated Percentage for the following Distribution Date
                                                                    6.33833584%
         Class A-9 and A-10 Percentage for the following Distribution Date
                                                                   10.15668168%

4.04(vii) Amount of the Master Servicing Fees paid to or retained by the Master
          Servicer with respect to such Distribution Date             33,792.51


4.04(viii) Pass-Through Rate for each such Class of Certificates
                  Class A-1 Certificates                                7.75000%
                  Class A-2 Certificates                                7.00000%
                  Class A-3 Certificates                                7.00000%
                  Class A-4 Certificates                                6.06875%
                  Class A-5 Certificates                                2.93125%
                  Class A-6 Certificates                                7.75000%
                  Class A-7 Certificates                                7.75000%
                  Class A-8 Certificates                                7.75000%
                  Class A-9 Certificates                                7.75000%
                  Class A-10 Certificates                               7.75000%
                  Class PO Certificates                                      N/A
                  Class X Certificates (Notional)                       7.25000%
                  Class AR Certificates                                 0.00000%
                  Class B-1 Certificates                                7.75000%
                  Class B-2 Certificates                                7.75000%
                  Class B-3 Certificates                                7.75000%
                  Class B-4 Certificates                                7.75000%
                  Class B-5 Certificates                                7.75000%
                  Class B-6 Certificates                                7.75000%

4.04(ix) Amount of Advances included in the distribution on this Distribution
         Date Aggregate amount of Advances outstanding as of the close of
         business on such Distribution Date                         3,813.51
                                                                    3,813.51

4.04(x)  A.  The number and aggregate principal amounts of Mortgage Loans delinquent
                          30 to 59 days        1                  540,891.86
                          60 to 89 days        0                        0.00
                           90 or more          0                        0.00

         B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent
                   Foreclosure                 2                  631,535.01

4.04(xi) Loan number and Stated Principal Balance for any Mortgage loan that became an REO Property during the preceding calendar month
                                                           None         0.00

4.04(xii) Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such
          Distribution Date                                             0.00

4.04(xiii)Senior Prepayment Percentage for following Distribution Date
                                                                     100.00%
          Subordinated Prepayment Percentage for the following Distribution Date
                                                                       0.00%
          Class A-9 and A-10 Prepayment Percentage for the following
          Distribution Date                                            0.00%

4.04(xiv) Aggregate amount of Realized Losses incurred during preceding month
                                                                        0.00
          Aggregate amount of Realized Losses through Distributio       0.00

4.04(xv)  Special Hazard Loss Coverage Amount                    2,232,193.00
          Required Fraud Loss Coverage                           3,253,766.00
          Current Bankruptcy Coverage                              100,000.00